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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Equity Incentive Plan and Employee Stock Purchase Plan of Unitrode Corporation of our report dated January 26, 1998, with respect to the consolidated financial statements of BENCHMARQ Microelectronics, Inc. included in the annual report on Form 10-K of Unitrode Corporation for the year ended January 31, 1999, filed with the Securities and Exchange Commission.

                                               /s/ Ernst & Young LLP


Dallas, Texas
July 12, 1999